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       PROXY

                            AETNA LIFE AND CASUALTY COMPANY


            The undersigned hereby appoints Ronald E. Compton and Richard L. Huber, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Special Meeting of Shareholders of Aetna Life and Casualty Company to be held on July 18, 1996 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the matters set forth in the Notice of the meeting, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.


                                                                    COMMON STOCK

                                                               SEE REVERSE SIDE

              PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS

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This Proxy when properly executed will be voted in the manner directed herein by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1,
ITEM 2, ITEM 3, ITEM 4 AND ITEM 5.



The Board of Directors recommends a vote FOR Item 1, Item 2, Item 3, Item 4 and
Item 5.


Item 1. Approval and adoption of the Agreement and Plan of Merger, dated as of March 30, 1996, as amended, among Aetna Life and Casualty Company, U.S. Healthcare, Inc., Aetna Inc., Antelope Sub, Inc. and New Merger Corporation and the transactions contemplated thereby.

         / / FOR            / / AGAINST            / / ABSTAIN


Item 2.  Approval and adoption of Aetna Inc. 1996 Stock Incentive Plan


         / / FOR            / / AGAINST            / / ABSTAIN


Item 3.  Approval and adoption of Aetna Inc. 1996 Annual Incentive Plan


         / / FOR            / / AGAINST            / / ABSTAIN


Item 4. Approval and assumption by Aetna Inc. of the Non-Employee Director Deferred Stock and Deferred Compensation Plan


         / / FOR            / / AGAINST            / / ABSTAIN


Item 5. Approval and adoption of the Certificate of Incorporation of Aetna Life and Casualty Company


         / / FOR            / / AGAINST            / / ABSTAIN

         The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your title.

SIGNATURE(S) DATE  ______________ , 1996

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

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                            AETNA LIFE AND CASUALTY COMPANY

       TO: PARTICIPANTS IN THE INCENTIVE SAVINGS PLAN
        OF AETNA LIFE AND CASUALTY COMPANY


            The Incentive Savings Plan Committee has instructed Mellon Bank, N.A., the Trustee under the Incentive Savings Plan (the Plan), to solicit your instructions on how to vote the shares of Aetna Common Capital Stock without par value held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Special Meeting of Shareholders of Aetna Life and Casualty Company to be held on July 18, 1996 and at any adjournment or postponement thereof. Please indicate, by checking the appropriate box, how you want these shares voted by the Trustee and return this card to the Trustee by July 12, 1996 in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. In the event you fail to indicate your voting instructions, fail to sign the card, or the card is not received by the Trustee by July 12, 1996, your shares will be voted by the Trustee in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.


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The Board of Directors recommends a vote FOR Item 1, Item 2, Item 3, Item 4 and
Item 5.

Item 1. Approval and adoption of the Agreement and Plan of Merger, dated as of March 30, 1996, as amended, among Aetna Life and Casualty Company, U.S. Healthcare, Inc., Aetna Inc., Antelope Sub, Inc. and New Merger Corporation and the transactions contemplated thereby.

         / / FOR            / / AGAINST            / / ABSTAIN

Item 2.  Approval and adoption of Aetna Inc. 1996 Stock Incentive Plan.

         / / FOR            / / AGAINST            / / ABSTAIN

Item 3.  Approval and adoption of Aetna Inc. 1996 Annual Incentive Plan.

         / / FOR            / / AGAINST            / / ABSTAIN

Item 4. Approval and assumption by Aetna Inc. of the Non-Employee Director Deferred Stock and Deferred Compensation Plan.

         / / FOR            / / AGAINST            / / ABSTAIN


Item 5. Approval and adoption of the Certificate of Incorporation of Aetna Life and Casualty Company.


         / / FOR            / / AGAINST            / / ABSTAIN


         This instruction card is solicited on behalf of Aetna's Board of Directors.



SIGNATURE(S) SIGNATURE(S) DATE  ______________



NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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